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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-57222 of Reading Entertainment, Inc. on Form S-8 of our report dated April 6, 2001, appearing in this Annual Report on Form 10-K of Reading Entertainment, Inc. for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Los Angeles, California

April 6, 2001